UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2021 (September 9, 2021)

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35081	80-0682103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class P Common Stock	KMI	NYSE
1.500% Senior Notes due 2022	KMI 22	NYSE
2.250% Senior Notes due 2027	KMI 27A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 7.01.  Regulation FD Disclosure.

Representatives of Kinder Morgan, Inc. (“KMI”) intend to participate in the following investor meetings to discuss the business and affairs of KMI:
•Barclays CEO Energy-Power Conference on September 9, 2021
•TPH Renewable Natural Gas Conference on September 15, 2021
•J.P. Morgan U.S. All Stars Conference on September 21, 2021

The materials to be used during the events will be available before 8:00 a.m. Central Time on September 7, 2021 on KMI’s website at: https://ir.kindermorgan.com/events-and-presentations/default.aspx. The live presentation for the Barclays CEO Energy-Power Conference is scheduled to begin at 8:35 a.m. Eastern Time on September 9, 2021, and will also be accessible by audio webcast (both live and on-demand) on KMI’s website at the same web address. An archived webcast will remain available for 30 days on KMI’s website at the above address.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: September 3, 2021	By:	/s/ David P. Michels
David P. Michels Vice President and Chief Financial Officer

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